Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-64317 and 333-64319 each on Form S-8, and in the Annual Report on Form 10-K of Shore Bancshares, Inc. for the year ended December 31, 1999, of our report dated January 7, 2000 relating to the consolidated financial statements of Shore Bancshares, Inc. and Subsidiary.



/S/ STEGMAN AND COMPANY
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STEGMAN AND COMPANY


Baltimore, Maryland
March 27, 2000